UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2025

NEPHROS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	001-32288 (Commission File Number)	13-3971809 (IRS Employer Identification No.)

380 Lackawanna Place, South Orange, New Jersey 07079
(Address of principal executive offices, including ZIP code)

(201) 343-5202
(Registrant’s telephone number, including area code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	NEPH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2025, Nephros, Inc. (the “Company”) and Judith Krandel, the Company’s Chief Financial Officer, entered into an amendment (the “Amendment”) to Ms. Krandel’s Letter Agreement, dated July 28, 2023 (the “Letter Agreement”) in order to modify certain terms of Ms. Krandel’s employment with the Company.

Under the terms of the Amendment, Ms. Krandel will receive two separate 10-year stock options to purchase 54,359 and 58,961 shares of the Company’s common stock, respectively, pursuant to the Company’s 2024 Equity Incentive Plan (collectively, the “2025 Options”). The grant date applicable to the 2025 Options will be the third business day following the date on which the Company files its Annual Report on Form 10-K for the year ended December 31, 2024, and the exercise price applicable to the 2025 Options will be equal to the closing price of the Company’s common stock on the grant date.

Ms. Krandel’s right to purchase 54,359 shares of the Company’s common stock pursuant to such award will vest and become exercisable, subject to her continued employment, as to 25% of such shares on the first anniversary of the grant date, and the remaining 75% of such shares will thereafter vest and become exercisable in twelve approximately equal quarterly installments. Ms. Krandel’s right to purchase 58,961 shares of the Company’s common stock pursuant to such award will vest and become exercisable, subject to her continued employment, upon the closing of a strategic transaction that the Board of Directors (the “Board”) determines is expected to result in an increase in the Company’s annual revenue (i) if such transaction is consummated in fiscal year 2025, of at least $4,000,000, and (ii) if such transaction is consummated in a year following fiscal year 2025, of at least the greater of (A) $4,000,000 or (B) 25% of the Company’s anticipated or projected annual revenue for such year, in all cases as determined by the Board. In the event Ms. Krandel’s employment is terminated by the Company for any reason other than Cause (as defined in the Amendment), then all stock options held by Ms. Krandel, including, without limitation, the 2025 Options and that certain stock option award granted in connection with the Letter Agreement, will become fully vested and immediately exercisable.

Additionally, in accordance with the Amendment, Ms. Krandel’s annual performance bonus target will be increased to 30% of her annualized base salary.

The foregoing summary of the Amendment is qualified in its entirety by reference to the complete Amendment, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Nephros, Inc.

Dated: March 4, 2025	By:	/s/ Robert Banks
Robert Banks
Chief Executive Officer